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                       [ROSS TECHNOLOGY, INC. LETTERHEAD]


NEWS RELEASE

Press Contact:
John C. Rasco,
Marketing Director
(512) 436-2121
FAX (512) 436-2199
E-Mail: john@ross.com


                  ROGER D. ROSS, FOUNDER, CHAIRMAN AND CEO OF
                      ROSS TECHNOLOGY RESIGNS; FRED T. MAY
                       APPOINTED CHAIRMAN AND ACTING CEO

        AUSTIN, TEXAS, MARCH 3, 1997-- ROSS Technology, Inc. (Nasdaq: RTEC) today announced that Roger D. Ross, its Chairman, President and Chief Executive Officer, had resigned as an officer of the Company and as a member of its Executive Committee. Mr. Ross' resignation was submitted to and accepted by the Company's Board of Directors at a special meeting held in Austin today. Mr. Ross will continue to serve as a member of the Board.

        The Board appointed Fred T. May as Chairman and Acting President and Chief Executive Officer. The Company has already started a search for a new President and Chief Executive Officer.


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        Mr. Ross and six other founders formed ROSS Technology in August 1988.
Under his leadership, the Company became the premier independent supplier of microprocessors based upon the SPARC(TM) RISC architecture pioneered by Sun Microsystems, Inc. The Company's microprocessors have achieved over 100 design wins and have been incorporated into the systems of over 30 different vendors, including Sun, Fujitsu Limited, Fujitsu/ICL, Axil, Tatung and Cray. The Company co-developed the multiprocessing MBus with Sun, and has had a continuous history of engineering "firsts:" 1990, first multiprocessing open bus standard; 1991, first multiprocessing MBus module; 1992, first multi-die package (now in the collection of the Smithsonian); 1993, first binary-compatible CPU upgrade; 1994, first 100+ MHz SPARC microprocessor. In 1993 the company first offered microprocessor module upgrade products for Sun's SPARCstation(TM) systems. In 1996 ROSS for the first time shipped motherboard upgrades and complete SPARC systems utilizing its hyperSPARC(TM) microprocessors.

        Mr. May said, "Roger Ross took ROSS Technology from a small microprocessor design group to a company with multiple product lines and design capabilities that ended the April 1996 fiscal year with revenues of $100 million, net income of $17.3 million and 313 employees. Thanks to his creative leadership over 8-1/2 years, the Company today possesses a very strong engineering group, a state-of-the-art product portfolio and an exciting long-term product road map."

        "The members of the Board recognized that the Company has reached the point in its growth where new management skills are needed to capitalize on the leading edge technologies that the ROSS team has developed. ROSS is continuing to pursue new microprocessor design wins to major OEM customers together with system and module upgrade sales to channels and end users. We anticipate no down time, and the next generation 'Viper' microprocessor design program is on track. Furthermore, we continue to make good progress in identifying and recruiting a Chief Financial Officer and other key executives."

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        Mr. May continued, "The breadth and depth of Roger's understanding of this technology and its marketplace are profound. Therefore we are pleased that Roger will continue to make a positive contribution to the Company's strategic direction as a member of our Board of Directors."

        Mr. May also announced that Fujitsu Limited, the Company's majority shareholder, had reaffirmed its strategic relationship with ROSS. "We are presently negotiating two significant development agreements with Fujitsu and look forward to continuing our strategic partnership. We are also discussing other potential projects and agreements with Fujitsu and other industry leaders."

        Mr. May, 59, who assumes his executive duties immediately, has served as a Director of the Company since 1991. A resident of Austin for 24 years, he retired from IBM Corporation in 1987 after serving 26 years in various positions including Vice President of Engineering and Vice President of Product Development for the Office Products Division, Development Laboratory Director and Development Engineering Manager for Advanced IBM Workstations. Presently he is self-employed as an independent management consultant. From 1987 to 1993 he also served on the staff of the Electrical and Computer Engineering Department of the University of Texas at Austin.

        On February 13 ROSS Technology reported revenues for the three and nine months ended December 30, 1996 of $19.4 million and $71.5 million, respectively. The Company reported a net loss of $35.2 million for the quarter and $37.6 million for the nine months. The losses included a $37.0 million inventory writeoff and a $5.8 million writeoff of doubtful accounts receivable and increases in the allowance for doubtful accounts of $2.4 million for the quarter and $5.0 million for the nine months. The Company's fiscal year ends on the Monday nearest to March 31. It currently has 235 employees.


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ROSS Overview

        ROSS Technology, founded in 1988, is a majority-owned subsidiary of Fujitsu Limited. A minority position in ROSS is held by Sun Microsystems, Inc. As of December 31, 1996, the Company's outstanding Common Stock was held 60 percent by Fujitsu, 5 percent by Sun, and 35 percent by employees and the public. The Company's objective is to drive SPARC, the industry's highest-volume reduced instruction set computing architecture, to increased performance leadership and market share. ROSS is one of the industry's most prominent suppliers of SPARC microprocessors and SPARC system products to both the OEM and end-user markets.


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SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

        To the extent that this release contains forward-looking statements with respect to the financial condition, results of operations and business of the Company, such statements are subject to certain risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in the forward-looking statements, including without limitation, the availability of financial resources adequate to the Company's short-, medium- and long-term needs, the Company's dependence on the timely development, pre-production qualification, manufacture, introduction and customer acceptance of new higher-speed, higher-margin products, the ability of the Company to successfully implement its strategy of expanding into the system products business, the various effects on revenue, margins, inventories and operating expenses of repositioning the Company's product lines and overall business, the effects of building and maintaining product inventories in the Company's hands and in its distribution channels, product return and credit risks with distributors, resellers and customers, the Company's dependence on distributors and resellers for certain product sales to end-users, the impact on revenue, margins and inventories of rapidly changing technology, competition, downward pricing pressures and allocations of product among different distribution channels, the effects of routine price degradation over time in each of the Company's product lines, varying customer demand for the Company's products, supply and manufacturing constraints and costs, the Company's dependence on outside suppliers for wafer fabrication and raw materials, components and certain manufacturing services, changes in plans, programs or expenses for research, development, sales or marketing, the Company's ability to build and maintain adequate staff infrastructures in the areas of microprocessor design, product engineering and development, sales and marketing, finance, accounting, and administration, supplier disputes, customer warranty claims, general economic conditions, and the other risks and uncertainties described from time to time in the Company's public announcements and Securities and Exchange Commission filings, including without limitation the Form S-1 and Final Prospectus filed in November 1995 and the Company's Quarterly and Annual Reports on Forms 10-Q and 10-K, respectively. The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any written or oral forward-looking statement that may be made from time to time on behalf of the Company.

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NOTE TO EDITORS

ROSS and the ROSS logo are registered trademarks of ROSS Technology, Inc.

All SPARC trademarks are trademarks or registered trademarks of SPARC International. hyperSPARC is licensed exclusively to ROSS Technology, Inc. Products bearing SPARC trademarks are based upon an architecture developed by Sun Microsystems, Inc. SPARCstation is licensed exclusively to Sun Microsystems, Inc.


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